Exhibit 5

Form of Application

Form ZVAX

Application to Transamerica Premier Life Insurance Company

Home office: [Cedar Rapids, IA]

For a Vanguard Variable Annuity

An Individual Flexible-Premium Variable Annuity

Effective July 2014

Use this application to establish a Vanguard Variable Annuity unless you’re a resident of [Florida, New York, Oregon, or Vermont.] If you’re a resident of one of these states, please call us for the appropriate application.

For applicants in Alaska: Upon your written request, Transamerica Premier Life Insurance Company is required to provide reasonable factual information concerning the benefits and provisions of the contract to you. We’ll respond to your inquiries within ten days. If for any reason you’re not satisfied with the contract, you may return it within ten days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

For applicants in Arizona: Upon written request, Transamerica Premier Life Insurance Company is required to provide, within a reasonable time, factual information regarding the benefits and provisions of this contract. If for any reason you’re not satisfied with the contract, you may return it within ten days (or within 30 days if this is a replacement contract) after receipt of the contract, plus five days’ mailing time. Contract owners over age 65 have 30 days to examine the contract. To return your contract, mail it to Vanguard, [P.O. Box 1105, Valley Forge, PA 19482-1105.] If returned, the contract will be void from the contract date and you’ll be refunded the premiums paid, including any contract fees or other charges, less the amounts allocated to any separate accounts under the contract, plus the value of any amounts allocated to any separate accounts under the contract on the date the returned contract is received by the insurer.

BENEFITS ARE ON A VARIABLE BASIS AND MAY INCREASE OR DECREASE AND AREN’T GUARANTEED AS TO A FIXED-DOLLAR AMOUNT.

Print in capital letters and use black ink.

Questions?

Call [800-522-5555.]

If you need other forms, go to

[vanguard.com/serviceforms.]

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1. Type of account Check only one.

☐ Individual

Account owned by one person.

☐ Joint

Account owned by two or more people.

☐ Uniform Gifts to Minors Act/Uniform Transfers to Minors Act (UGMA/UTMA)

Account established as an irrevocable gift or transfer of assets to a minor. The assets in this account may only be used for the benefit of the minor. An adult custodian administers the account until the minor reaches the age of termination (or later age, if permitted by state law) for the state under whose law the gift or transfer is being made. Complete Section 2 listing the minor as the contract owner and Section 3 with custodian information.

All currently serving trustees must sign in Section 13.	>

☐        Trust for an existing trust only

Refer to the enclosed Certificate of Authority for Trusts form for additional requirements. This form must be completed and returned with your application to open a Vanguard Variable Annuity as a trust account.

2. Contract owner, minor, or trust information

The information you provide below will appear on your new annuity contract exactly as it appears here. Important: If you’re transferring an existing contract to Vanguard through a 1035 exchange, the owner information below must match the owner information as it appears on the contract you’re transferring. If the contract owner is a trust, complete our Certificate of Authority for Trusts form and follow any state-specific instructions on that form. Call us if you need assistance.

Owner information

Name of individual first, middle initial, last or trust

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

Birth or trust date mm/dd/yyyy

Only grantor trusts may use the grantor’s Social Security number. All other trusts must provide an employer ID number.	>
		Social Security number	Other taxpayer ID number

		Daytime phone area code, number, extension	Evening phone area code, number, extension
E-mail address

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Mailing address if different from above; used as the contract’s address of record and for all contract mailings.

☐ Check here if the mailing address is the same as the street address.

Street or P.O. box

City, state, zip

3. Joint contract owner/custodian information

Provide all the information requested if there is a joint owner or custodian. Otherwise, leave this section blank.

Note: If this is a rollover to a qualified contract, a joint owner isn’t permitted.

Name of individual first, middle initial, last or trust

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable.

Only grantor trusts may use the grantor’s Social Security number. All other trusts must provide an employer ID number.	>	City, state, zip
Birth or trust date mm/dd/yyyy

		Social Security number	Other taxpayer ID number
		Daytime phone area code, number, extension	Evening phone area code, number, extension
E-mail address

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4. Annuitant information

The annuitant is the person on whose life expectancy the annuity payments are based. If the annuitant and the contract owner are the same person, simply check the box below. If the contract owner is an individual, there must be an immediate familial relationship (such as spouse, domestic partner, parent, child, grandparent, grandchild, or sibling) between the owner and the annuitant.

Note: If this is a rollover to a qualified contract, the annuitant must be the same as the contract owner.

If you check this box, skip to Section 5.	>	☐ Same as contract owner.

Name of individual first, middle initial, last

Relationship to contract owner

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

Birth date mm/dd/yyyy

Social Security number

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

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5. Joint annuitant information if applicable

Complete this section only if there’s a joint annuitant. If the joint annuitant and the joint contract owner are the same person, simply check the box below.

If you check this box, skip to Section 6.	>	☐ Same as joint contract owner.

Name of individual first, middle initial, last

Relationship to contract owner

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

Birth date mm/dd/yyyy

Social Security number

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

6. Annuitant’s beneficiaries

Your primary beneficiaries will be first to receive the death benefit from the contract when the annuitant dies. The beneficiary and the annuitant can’t be the same person.

Primary beneficiaries

Indicate the percentages of assets to be distributed to the designated primary beneficiaries upon the annuitant’s death. The total must equal 100%.

Name of individual first, middle initial, last trust or organization

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

		Social Security number	Other taxpayer ID number

		Relationship to annuitant	% of benefit

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Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

Name of individual first, middle initial, last trust or organization

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

If you’d like to name more than two primary beneficiaries, please attach a separate sheet.	>	Social Security number	Other taxpayer ID number
		Relationship	% of benefit

Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

If the percentages don’t total 100%, Vanguard will allocate equal percentages totaling 100%.	Total 100%

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Secondary beneficiaries

Your secondary beneficiaries will become the primary beneficiaries if all the primary beneficiaries die before the annuitant. Indicate the percentage of your assets to be distributed to each beneficiary. The total must equal 100%.

Name of individual first, middle initial, last trust or organization

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

		Social Security number	Other taxpayer ID number

		Relationship to annuitant	% of benefit

Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

Name of individual first, middle initial, last trust or organization

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

If you’d like to name more than two secondary beneficiaries, please attach a separate sheet.	>	Social Security number	Other taxpayer ID number
		Relationship to annuitant	% of benefit
Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

If the percentages don’t total 100%, Vanguard will allocate equal percentages totaling 100%.	Total 100%

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7. Contract owner’s designated beneficiary if applicable

Complete this section only if the contract owner and the annuitant are not the same.

In the space below, name the individual who will receive the accumulated value of the contract if the contract owner dies and the annuitant is still living.

Name of individual first, middle initial, last trust or organization

Gender	Citizenship
☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

Social Security number	Other taxpayer ID number

Relationship to annuitant	% of benefit

Street address P.O. box or rural route number isn’t acceptable.

City, state, zip

Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

8. Optional riders

There are [two] optional riders available under your contract. Refer to the Vanguard Variable Annuity prospectus for detailed information on [both] riders. Please read the prospectus and consider carefully before selecting either optional rider. Call us at [800-522-5555] if you have any questions or would like additional information.

[Return of Premium Death Benefit]

☐  [Return of Premium option.] If you check this box, the annuitant’s beneficiary will receive the greater of the accumulated value or the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any). You may select this option only if the annuitant (and joint annuitant, if applicable) is age 75 or younger.

Note: This is your only opportunity to choose the [Return of Premium option.] If you don’t select this option, the annuitant’s beneficiary will receive the accumulated value of your contract upon the annuitant’s death.

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[Guaranteed Lifetime Withdrawal Benefit]

The [Guaranteed Lifetime Withdrawal Benefit (GLWB)] is an optional rider that provides a guaranteed* lifetime income for you and, if applicable, a joint annuitant. The level of income depends on the annuitant’s attained age (the younger of the living spouses for the joint rider) at the time of the first withdrawal as well as the amount allocated to the designated investments eligible for the GLWB.

Note: The GLWB rider can be added to your contract by completing this section. You must allocate a portion of your initial premium payment to one or more of the designated investments eligible for the GLWB as listed in Section 10. If you don’t wish to elect the GLWB at this time, skip to Section 9.

You can elect the rider at a later date.
☐ Single

☐   Joint. Please make sure you’ve completed Sections 3 and 5. For nonqualified contracts, the annuitant’s spouse or civil union/domestic partner must be designated as both the joint contract owner and the joint annuitant. (In California only, for nonqualified contracts, the annuitant’s spouse or civil union/domestic partner must be designated as the joint annuitant.) For qualified contracts, the annuitant’s spouse or civil union/domestic partner must be designated as both the joint annuitant and the primary beneficiary.

9. Your method of purchase

You can establish your Vanguard Variable Annuity with a check or wire transfer, the assets in an existing annuity contract or life insurance policy, a transfer/rollover of tax-deferred assets from a traditional IRA or qualified plan or annuity, or with shares from a Vanguard account.
To find out if your assets are eligible for a tax-free transfer/rollover, consult your employer/custodian or call us at [800-522-5555.]

You must check a box.	>	Will this annuity replace, discontinue, or change an existing annuity contract or life insurance policy? ☐ Yes ☐ No

Check A, B, C, or D to indicate the source of the assets you’ll be using to establish your contract.
☐ A. Check or wire transfer
Establish the contract with the enclosed check or wire transfer. Make check payable to Transamerica Premier Life Insurance Company. For wire transfer instructions, call [800-522-5555.]
Amount
$
☐ B. 1035 exchange

Establish the contract with assets in an existing nonqualified (after-tax) annuity contract or life insurance policy. Provide the name(s) of the issuing company (companies), the policy number(s), and the cash value(s) in the Transfer Instructions section on page 10.

*	Product guarantees are subject to the claims-paying ability of Transamerica Premier Life Insurance Company.

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☐ C. Transfer/rollover

Establish the contract with qualified (pre-tax) assets from an employer-sponsored retirement plan, a traditional IRA, or a qualified annuity contract now held at Vanguard or at another company.

Provide the names of the companies that issued them, the account numbers, and the cash value in the Transfer Instructions section.

☐ D. Vanguard account

Establish the contract with nonqualified (after-tax) assets from a Vanguard account. List Vanguard below in the Transfer Instructions section and indicate the value or percentage of shares to be deducted from your account(s). For Vanguard mutual fund accounts, provide your fund and account number(s). For a Vanguard Brokerage Account, provide your account number and assets will be deducted from your money market settlement fund. If you intend to register your new annuity under a name or address that differs from those on your existing Vanguard accounts, call us at [800-522-5555.]

Transfer instructions
This information must be completed if you’re transferring your assets from another company or from an existing Vanguard account. Please attach another sheet if you have additional account numbers.

Company name

		Policy, contract, fund, or account number	Value or percentage of shares
$ %

This information must be completed if you’re transferring assets from another account.		Company name

	>	Policy, contract, fund, or account number	Value or percentage of shares
$ %
Company name

		Policy, contract, fund, or account number	Value or percentage of shares
$ %

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10. Your initial premium allocation

You may allocate your initial premium payment (minimum $5,000) among any of the portfolios listed below. Note that the minimum balance for each portfolio is $1,000.

If you selected the [Guaranteed Lifetime Withdrawal Benefit] in Section 8, you must allocate some portion of your initial premium to one of three designated investments: the [Conservative Allocation Portfolio, the Moderate Allocation Portfolio, or the Balanced Portfolio.] You can, of course, allocate premiums to these designated investments even if you don’t elect the benefit.

Indicate the percentage of your initial premium payment that you wish to allocate to each portfolio or designated investment. Percentages must total 100%.

Note: For details about each portfolio or designated investment, read the Portfolio Profiles section of the Vanguard Variable Insurance Fund prospectus, which is attached to the enclosed Vanguard Variable Annuity prospectus.

Money Market Portfolio (064)%	Equity Income Portfolio (008)	%

Short-Term Investment-Grade Portfolio (144)%	Diversified Value Portfolio (145)	%

Total Bond Market Index Portfolio (067)%	Growth Portfolio (010)	%

High Yield Bond Portfolio (146)%	Capital Growth Portfolio (603)	%

Conservative Allocation Portfolio* (801)%	Mid-Cap Index Portfolio (143)	%

Moderate Allocation Portfolio* (803)%	Small Company Growth Portfolio (160)	%

Balanced Portfolio* (069)%	REIT Index Portfolio (147)	%

Total Stock Market Index Portfolio (604)%	International Portfolio (086)	%

Equity Index Portfolio (068)%

	Total	100%

[*	Designated investments eligible for the [Guaranteed Lifetime Withdrawal Benefit.]]

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11. Banking information optional

Complete this section if you wish to have a bank on file for your Vanguard Variable Annuity contract. The registration on your bank account must be identical to the registration of your annuity contract. If your bank account registration differs from your annuity, call [800-522-5555] to obtain a Vanguard Variable Annuity Bank Transfer Service Form.

Your bank, savings and loan, or credit union must be a member of the Automated Clearing House (ACH) network and your account type must permit electronic transfers. Cash management accounts and mutual fund accounts may not be used.

Preprinted check or preprinted deposit slip

Tape your preprinted check or deposit slip here. Don’t staple.	>	J. A. Sample 123 Street Anywhere, USA 12345	BANK NAME CITY USA	87654
		PAY TO THE ORDER OF		$

DOLLARS
VOID AFTER 60 DAYS
MEMO

		I:000123456: 12345678987654321:II	87654

		Bank routing number Account number	Check number

If you don’t have a preprinted check or deposit slip, provide your account information below. In addition, you must attach a letter from your bank that contains your account information and the name(s) on the bank account.

		Bank name	Account type
☐ Checking ☐ Savings

		Bank routing/ABA number Enter nine digits.	Bank account number

Bank account registration List all names that appear on the bank account.

Check this box, if applicable.	>	☐ Yes, I’d like to receive a copy of the Statement of Additional Information.

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12. Phone and online authorization

Check the box below if you or the joint owner wish to establish telephone and online privileges for your annuity contract.

☐  I authorize Transamerica Premier Life Insurance Company to honor permitted transactions I request through telephone instruction or online as a registered user of [vanguard.com.] In the event this contract is owned by more than one owner, each owner authorizes Transamerica Premier Life Insurance Company to accept permitted telephone or online transactions from one owner. I hereby acknowledge that all instructions given pursuant to this authorization are subject to the conditions set forth in the prospectus and that neither Transamerica Premier Life Insurance Company nor The Vanguard Group, Inc., will be liable for any loss, liability, cost, or expense for acting in accordance with such instructions believed by them to be genuine and in accordance with the procedures set forth in the prospectus.

13. Signatures	All owners must sign below exactly as their names appear in Sections 2 and 3.

I acknowledge receipt of a current prospectus and declare that all statements in this application are true to the best of my knowledge and belief. I understand that all payments and values provided by the contract may vary as to dollar amount to the extent they are based on the investment performance of the selected portfolio(s). With this in mind, I feel the contract applied for will meet anticipated financial needs.

I understand and further agree that:

•   Unless I have notified Transamerica Premier Life Insurance Company of a community or marital property interest in this contract, Transamerica Premier Life Insurance Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•   This application is subject to acceptance by Transamerica Premier Life Insurance Company. If this application is rejected for any reason, Transamerica Premier Life Insurance Company will be liable only for return of purchase payment paid.

•   Federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security number or other taxpayer ID number, and any other information necessary to sufficiently identify each customer. Failure to provide this information could result in the annuity contract not being issued, transactions being delayed or unprocessed, or the annuity contract being terminated.

•   Transamerica Premier Life Insurance Company does not deduct premium taxes at the time I make a premium payment. I further acknowledge that, generally, premium taxes will be deducted from the policy value when I begin receiving annuity payments, when I surrender the policy, or when death proceeds are paid. The Maine premium tax is 2%.

•   If I’m using this form to establish banking instructions on a Vanguard Variable Annuity contract, I authorize The Vanguard Group, Inc., and Vanguard Marketing Corporation, and any affiliates or subsidiaries of either (individually or collectively, “Vanguard”), upon telephone or online request, to pay amounts representing redemptions or withdrawals made by me, or to secure payment of amounts invested by me, by initiating credit or debit entries to the bank named by me. I authorize the bank to accept any such credits or debits to my account without responsibility for the correctness thereof. I acknowledge that the origination of ACH transactions to my account must comply with U.S. law. I further agree that Vanguard won’t incur any loss, liability, cost, or expense in connection with my telephone or online request. I understand that this authorization may be terminated by me at any time by written notification to Vanguard and to the bank. The termination request will be effective as soon as Vanguard has had a reasonable amount of time to act upon it. I represent and warrant to Vanguard that I’m an owner or authorized signer on the bank account specified by me on this form and that no other owner or authorized signer of such bank account (other than the joint Vanguard account owner(s), if applicable) is required to sign in order to authorize the initiation of ACH entries to such bank account.

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Form ZVAX

Note: By signing this form, I acknowledge that I’ve reviewed the entire form, including any applicable state-mandated warnings appearing on the pages following this signature page, and to the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

I also acknowledge that the accumulation values under the variable accumulation provisions of the contract being applied for are variable and aren’t guaranteed as to fixed dollar amounts.

		Signature of owner, custodian, or authorized trustee	Date mm/dd/yyyy

X

		Signature of joint owner	Date mm/dd/yyyy

Sign here.	>

X

Signed at city, state

Mailing information

Mail ALL pages of this application—even if some sections are left blank—and any other required documents in the enclosed postage-paid envelope.
If you don’t have		Vanguard
a postage-paid envelope, mail to:	>	P.O. Box 1105 Valley Forge, PA 19482-1105

For registered or certified mail, or		Vanguard
overnight delivery, mail to:	>	455 Devon Park Drive Wayne, PA 19087-1815

Reminders

You MUST include the following items, if applicable. If any are missing when Vanguard receives this form, your application won’t be processed.

• Assessment and Disclosure Form. Must be completed and returned with this application for all new contracts.

• 1035 Exchange Assignment Form. Must be completed and returned with your application if your method of purchase in Section 9 is a 1035 exchange.

•   State Replacement Notice. If required by your state, must be completed and returned with your application if you’re replacing or transferring an existing annuity contract or life insurance policy with or to the Vanguard Variable Annuity.

•   Qualified Funds Transfer/Rollover Form. Must be completed and returned with your application if your method of purchase in Section 9 is a transfer/rollover, and assets will be transferred directly from your employer account. This form isn’t required if you’ve taken possession of the money and are sending us a check. Please also check with your employer to request any company-specific distribution forms, and send those completed forms to us with your other paperwork.

• Certificate of Authority for Trusts form. Must be completed and returned with your application if you selected trust as the account type in Section 1.

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Please read the warning that applies to your state.

Alabama

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

Arkansas

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Colorado

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia

Warning: It’s a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Kentucky

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Louisiana

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Maine

It’s a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Maryland

Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

Ohio

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma

Warning: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Rhode Island

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Tennessee

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

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West Virginia

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For all other states

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

© 2014 The Vanguard Group, Inc. All rights reserved. ZVAX 072014

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